EXHIBIT 10.4


                      AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment, dated as of March 1, 1997, amends that certain Employment Agreement (the "Employment Agreement") dated as of January 1, 1995, by and between Spectrum Information
Technologies, Inc. ("Employer") and Donald J. Amoruso
("Employee").

      1. Paragraph 2 is amended and restated in its entirety as follows:

           2. Term of Employment. Employee shall be an at-will employee and the period during which Employee is employed by Employer pursuant to this Agreement is called the "Term of Employment".

      2. Paragraph 7.(b) is amended and restated in its entirety as follows:

           7.(b) Employer retains the right to discharge Employee for any reason not specified above. Employer agrees, however, that if it discharges Employee for any reason other than "just cause" as defined above, Employee will be entitled to full compensation, including participation in all benefit programs set forth in Section 4 hereof, subject to the provisions of such
Section 4, for one (1) year. In addition, all stock options for the stock of Employer theretofore granted to Employee will immediately vest and become immediately exercisable and will remain exercisable throughout the original term of such option, notwithstanding any provision to the contrary regarding termination of employment in the stock option agreement issued in respect of such stock option or any other stock option plan of Employer pursuant to which such stock option may have been granted. Employee shall not be required to mitigate the payments provided for hereunder by seeking other employment or otherwise, nor shall any such payments be offset by any other compensation or earnings of the Employee following the termination of employment. Employee's benefits pursuant to this paragraph are and shall be payable immediately upon such discharge without just cause.


           All other terms and provisions contained in the Employment Agreement shall remain in effect.


                         Spectrum Information Technologies, Inc.


                         /s/ Sheldon A. Buckler
                         ------------------------------
                         By: Sheldon A. Buckler
                         Its: Chairman of the Compensation Committee


                         /s/ Donald J. Amoruso
                         ------------------------------
                         Donald J. Amoruso